SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 16, 2003

(Date of earliest event reported)

Capital One Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-13300	54-1719854

(State of incorporation	(Commission File	(IRS Employer
or organization)	Number)	Identification No.)

2980 Fairview Park Drive
Suite 1300
Falls Church, Virginia	22042

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 205-1000

Item 5. Other Events.

(a)	See attached press release.

(b)	Cautionary Factors.

     The attached press release and information provided pursuant to Items 7 and 9 contain forward-looking statements which involve a number of risks and uncertainties. The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information as a result of various factors including, but not limited to, the following:

•	continued intense competition from numerous providers of products and services which compete with the Company’s businesses;

•	an increase in credit losses (including increases due to a worsening of general economic conditions);

•	the ability of the Company to continue to securitize its credit cards and consumer loans and to otherwise access the capital markets at attractive rates and terms to capitalize and fund its operations and future growth;

•	regulatory developments that may affect the Company’s businesses;

•	financial, legal, regulatory, accounting or other changes that may affect investment in, or the overall performance of, a product or business, including changes in existing law and regulation affecting the credit card and consumer loan industry, in particular (including any further federal bank examiner guidance affecting credit card and/or subprime lending) and the financial services industry, in general (including the ability of financial services companies to obtain, use and share consumer data);

•	with respect to financial and other products, changes in the Company’s aggregate accounts or consumer loan balances and the growth rate thereof, including changes resulting from factors such as shifting product mix, amount of actual marketing expenses made by the Company and attrition of accounts and loan balances;

•	the amount of, and rate of growth in, the Company’s expenses (including salaries and associate benefits and marketing expenses) as the Company’s business develops or changes or as it expands into new market areas;

•	the ability of the Company to build the operational and organizational infrastructure necessary to engage in new businesses or to expand internationally;

•	the ability of the Company to recruit experienced personnel to assist in the management and operations of new products and services; and

•	other factors listed from time to time in the Company’s SEC reports, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2001 (Part I, Item 1, Risk Factors).

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

99.1.	Press Release of the Company dated January 16, 2003.

Item 9. Regulation FD Disclosure.

     Regulatory Developments Update.

     On January 8, 2003 the FFIEC released Account Management and Loss Allowance Guidance (the “Guidance”). The Guidance applies to all credit card lending of regulated financial institutions and generally requires that banks properly manage several elements of their credit card lending programs, including line assignments, over-limit practices, minimum payment and negative amortization, workout and settlement programs, and the accounting methodology used for various assets and income items related to credit card loans. The Guidance generally is effective immediately.

     The Company believes that its credit card account management and loss allowance practices are prudent and appropriate for its credit card portfolio and, therefore, are safe, sound, and consistent with the Guidance. The Company is subject to comprehensive supervision and regulation by federal and state bank regulators and its business practices have been the subject of thorough examination by the regulators. The Company has reviewed its account management and loan loss allowance practices in light of the Guidance and has discussed the impact of the Guidance with its regulators. Based on that review and those discussions, the Company believes the Guidance should not have a material adverse effect on its financial condition or results of operations.

     The Company cautions, however, that the Guidance, similar to the other examination guidance, provides wide discretion to the bank regulatory agencies in the application of the Guidance to any particular institution and its account management and loss allowance practices. Accordingly, under the Guidance, bank examiners could require changes in the Company’s account management or loss allowance practices in the future.

     Note: Information in this report (including any exhibits) furnished pursuant to Item 9 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Dated: January 16, 2003	By:	/s/ David M. Willey

David M. Willey
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release of the Company dated January 16, 2003.